Exhibit 99.1
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FOR IMMEDIATE RELEASE

Windsor Woodmont Black Hawk Resort Corp., owner of the Black Hawk Casino by Hyatt, files for Chapter 11 Bankruptcy Protection. Casino Operates As Usual Without Interruption.


BLACK HAWK, Colo., November 7, 2002 - Windsor Woodmont Black Hawk Resort Corp. ("Windsor" and "Company"), owner of the Black Hawk Casino by Hyatt in Black Hawk, Colorado, announced today it has filed a petition in Denver, Colorado seeking reorganization under Chapter 11 of the Federal Bankruptcy Code. The filing is not expected to impact the day-to-day operations of the casino, which will remain open for business as usual and without interruption.

"Windsor has been engaged in discussions with its creditors and Hyatt Gaming, the casino management company, to resolve outstanding issues between the parties and Windsor in hopes of avoiding today's filing," explained Windsor Chairman/CEO Jerry Dauderman. "After the November 1 appointment of a state court receiver, the company's Board of Directors determined that this was the company's best course of action to protect its creditors, shareholders, and the employees of the casino."

"Windsor intends to utilize the Chapter 11 process to reorganize its financial and operational affairs with the goal of preserving and enhancing the assets of the company for the benefit of creditors and shareholders," stated Mr. Dauderman. "We fully expect the casino to operate as usual, our valued employees to be retained, and for our post-bankruptcy obligations to be satisfied."

The Black Hawk Casino by Hyatt opened on December 20, 2001. It is the largest casino in Colorado and employs approximately 600 people. The casino features 1,180 state-of-the-art slot and video games, 20 table games, the Kitchens of The World Buffet, the Hickory Grill steakhouse, Chip's All-American Burgers, a Wolfgang Puck Express, a Starbucks coffee shop, and an attached 800-space parking garage.

This press release as well as other statements made by Windsor may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern;

the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; and the ability of the Company to attract and retain customers; demand for gaming in the market in which the Company operates; economic conditions; labor costs; financing costs; security-related costs; competitive pressures; weather conditions; government legislation and regulation; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, notes, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities, notes and/or securities.
# # #

Public Relations Contact:                    Company Contact:
Z. James Czupor                              Jerry Dauderman
The InterPro Group                           Chairman/CEO
303-759-8989                                 949-400-7100
zjames@interprogroup.com